As filed with the Securities and Exchange Commission on July 17, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3823	26-2056298
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

8023 East 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(206) 673-4848

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Colin James Deller

Chief Executive Officer

ClearSign Technologies Corporation

8023 East 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(206) 673-4848

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Blake Baron, Esq.

Gabriel Miranda, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, New York 10022

Telephone: (212) 509-3900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $50,000,000 of our debt securities, common stock, preferred stock, warrants to purchase our common stock, subscription rights to purchase our common stock and/or units consisting of some or all of these securities; and

•	a sales agreement prospectus covering the offering, issuance and sale by us of up to $10,390,000 of our common stock that may be issued and sold under a sales agreement with H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares offered pursuant to the sales agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be offered pursuant to the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. In the event of the termination of the offering of common stock under the sales agreement prospectus, any portion of the $10,390,000 aggregate offering price for the common stock covered by the sales agreement prospectus that is not sold pursuant to the sales agreement prospectus will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 17, 2025

PROSPECTUS

$50,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

We may from time to time offer and sell, in one or more offerings, up to $50,000,000 in any combination of debt securities, common stock, preferred stock, warrants, subscription rights and units. The units may consist of any combination of the securities listed above. We will provide you with more specific terms of the securities offered by us in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of the securities we offer and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLIR”. On July 16, 2025, the closing price of our common stock as reported by Nasdaq was $0.50 per share.

As of the date hereof, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,490,256, which we calculated based on 52,426,282 shares of outstanding common stock as of July 17, 2025, of which 43,137,337 shares were held by non-affiliates, and a price per share of $0.73 which was the closing price of our common stock on May 19, 2025.  We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” on page 6 for more information on the risks you should consider before buying our securities. An investment in our securities is not suitable for all investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of the registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “ClearSign,” “we,” “us,” “our” or the “Company” refer to ClearSign Technologies Corporation and its subsidiary, ClearSign Asia Limited.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus, may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the documents that we reference herein and have filed or incorporated by reference hereto completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About ClearSign Technologies Corporation

We design and develop technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial combustion systems, including emission and operational performance, energy efficiency, and overall cost-effectiveness. We believe that our patented ClearSign Core™ technology can enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production, midstream gas processing and transportation, and down-stream refining), institutional, commercial and industrial boiler, chemical, and petrochemical industries. Our ClearSign CoreTM technology, which is our primary technology, uses either a porous ceramic structure or metal flame holder device held at a distance from the injection planes of a burner to significantly reduce flame length and achieve low emissions without the need for external flue gas recirculation, selective catalytic reduction, or high excess air systems. To date, our operations have been funded primarily through sales of our equity securities.

Our combustion technology has been successfully deployed in commercial projects such as down-stream refining and upstream oil production. These applications include our process burner, flaring and boiler burner technologies. Both our process burner and boiler burner technology can operate in high-intensity industrial burner applications at sites that are required to meet low air pollutant emissions.

We believe that combustion equipment utilizing ClearSign CoreTM technology is more effective and cost-efficient than current industry-standard air pollution control technologies and can reduce nitrogen oxide (“NOx”) emissions down to the levels required by new stringent emission regulations. NOx is a regulated greenhouse gas pollutant comprised of nitrogen oxide and nitrogen dioxide. These current industry-standard air pollution control technologies include selective catalytic reduction devices (“SCRs”), low- and ultra-low NOx burners, external flue gas recirculation systems and other similar technologies. Such air pollution control systems are widely used in places within our current target markets such as petroleum refining and petrochemical process heaters, large-scale once through steam generators (“OTSGs”), enclosed flares, institutional commercial and industrial boilers and other similar equipment. We believe that our ClearSign CoreTM technology can provide value to our customers not only by helping them meet current and possible future legislative mandates to reduce pollutant emissions, but also by improving operating efficiency and increasing overall return on investment.

Based on the operating data we have obtained from our installed products, burners utilizing ClearSign CoreTM technology can provide increased heat transfer efficiency as compared to other emission reducing technologies. This is consistent with the physics of heat transfer and the mechanisms by which the technology functions. The reported increased heat transfer efficiency may potentially result in cost savings in the low to mid-single digit percentage range for burners employing our technology. We believe that these potential costs savings could produce a significantly attractive pay-back period for an investment in ClearSign CoreTM technology-based burners. In addition, because the flame volumes in heaters utilizing ClearSign CoreTM technology are typically small, heaters using our technology are expected to operate at a lower cost, have increased productivity, and require less maintenance and downtime compared to heaters that operate with enlarged flames produced by traditional low NOx burners. The flames in a ClearSign CoreTM system are established from a predominantly premixed stream of fuel, combustion air and flue gasses stabilized on a downstream structure that promotes turbulence and ignition with minimal “bulking up.” In comparison, flames resulting from the traditional legacy process of slow mixing of the fuel and air, and dilutive inert flue gasses have a much larger size. With a lower volume flame in a ClearSign CoreTM system, surfaces in the heater or boiler experience less touching by the flame and it is anticipated that our systems can virtually eliminate flame impingement. Our technology also enables burners to function better in tightly spaced heaters compared to the flames of traditional low NOx burners. Most importantly, using our technology has the potential to decrease process downtime required during installation compared to retrofits utilizing the legacy technology of SCRs or flue gas recirculation systems.

We are also designing and commercializing a range of sensing products called the ClearSign Eye for two potential markets. The primary addressable market is similar to that of our ClearSign CoreTM technology, although not limited to regions requiring emissions reduction. The flame sensing products are applicable to all installed burners that use a pilot for ignition, including in markets and regions beyond those where reducing emissions is a high priority. Like our burner technology, our burner sensing technology is being developed to provide convenient replacement and retrofit solutions for existing equipment as well as for inclusion in newly built equipment.

The secondary potential market for our sensing technology is outside of the typical combustion industry and includes transportation industries. We are collaborating with Narion Corporation to further develop our technology for this industry, which allows us to incur minimal costs while pursuing this market opportunity. While use of this fundamental technology in applications intended for transportation markets is proven, the development and refinement of specific products, obtaining the certifications required for commercial deployment and establishing an efficient manufacturing source and channels to market will take some time, and we cannot assure that these goals will be achieved. We believe that the opportunities for application of our sensing technology in the transportation market are global and of great value, but it will also take longer to commercialize products targeted for this market for the reasons stated above.

Overall, our sensing technologies could provide future diversification as well as the opportunity for continued business expansion and growth beyond the maturation of our combustion-related businesses.

Our Industry

The combustion and emissions control systems markets are significant, both with respect to the wide array of industries in which the systems are used and the amount of capital spent installing and upgrading the systems. Combustion systems are used to provide heat for many different industrial and commercial processes, including boilers, petrochemical process heaters, and waste disposal systems. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of combustion systems are continually installing, maintaining, and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our ClearSign Core™ technology, to date we have limited the introduction of this technology to petroleum refining process heaters, energy infrastructure process heaters, boilers for steam and hot water generation, boilers for building heating systems, and enclosed flares. We have initially targeted these markets for various reasons, such as, but not limited to: (i) environmental regulations imposed on these markets, (ii) total available market size, (iii) this technology being the most readily adapted to the needs of these industries and (iv) management experience and expertise.

Our initial target markets center on the energy sector, including downstream oil refineries through the use of process heaters and boilers as well as upstream crude oil production through the use of OTSGs and wellhead enclosed flares. We believe operators in our domestic target markets are under pressure to meet current and proposed federal, state and local pollution emissions standards. The standards applicable to our target markets have been developed over the past 50 years with broad political input. Due to the localized effects of poor air quality, we expect these standards to continue to become more stringent regardless of political leadership. As an illustration, air pollution emission standards are most stringent in the states of California and Texas, which historically have had leadership from different political parties. We believe this to be the case in the U.S. and worldwide in most major developed and developing countries. As a result, these standards are a significant driver for our development and sales efforts. We believe that our ClearSign CoreTM technology can provide a unique, cost-effective pollution control solution for operators in comparison to known competing products.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

We were incorporated in the State of Washington on January 23, 2008. Effective June 14, 2023, we changed our domicile from the State of Washington to the State of Delaware by means of a plan of conversion. The address of our corporate headquarters is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133 and our telephone number is (918) 236-6461. Our website can be accessed at www.clearsign.com. We currently operate in the United States.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures, acquisitions and additions to working capital. When a particular offering of securities is made, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

With the exception of debt securities we may sell with no equity conversion feature and, therefore, no effect on dilution, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by us in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

We may offer and sell, at any time and from time to time:

●	debt securities;

●	shares of our common stock, par value $0.0001 per share;

●	shares of our preferred stock, par value $0.0001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	subscription rights to purchase one or more of the other securities described in this prospectus;

●	units comprised of one or more of the other securities described in this prospectus; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in such indenture. Such indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the provisions contained in the indenture that require the assumption of debt securities by successors in connection with any consolidation, merger and sale of all or substantially all of our assets, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation (as amended from time to time, the “certificate of incorporation”) and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 89,500,000 shares of capital stock authorized under our certificate of incorporation, consisting of 87,500,000 shares of common stock and 2,000,000 shares of preferred stock.

As of July 17, 2025, there were 52,426,282 shares of common stock outstanding and 0 shares of preferred stock outstanding. In addition, there were outstanding:

●	Approximately 1,255,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	Approximately 2,397,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.03 per share;

●	Approximately 491,000 shares issuable upon the exercise of outstanding stock options granted outside of our Equity Incentive Plans (as defined below) at a weighted average exercise price of $1.53 per share;

●	Approximately 1,514,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”);

●	Approximately 278,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2013 Consultant Stock Plan (the “Consultant Plan,” together with the ClearSign Technologies Corporation 2011 Equity Incentive Plan and the 2021 Plan, the “Equity Incentive Plans”);

●	5,267,222 shares of our common stock issuable upon exercise of the warrants issued in connection with an underwritten public offering at an exercise price of $1.05 per share;

●	425,109 shares of our common stock issuable upon exercise of underwriter warrants issued to Public Ventures, LLC (“Public Ventures”) in connection with an underwritten public offering at an exercise price of $1.1375 per share;

●	15,147,606 shares of common stock issuable upon exercise of certain redeemable warrants outstanding at an exercise of $1.05 per share;

●	2,795,395 shares of common stock issuable upon exercise of certain pre-funded warrants outstanding at an exercise of $0.0001 per share; and

●	432,432 shares of common stock issuable upon exercise of placement agent warrants issued to Public Ventures as placement agent at an exercise of $1.1375 per share.

Dividend Rights

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Delaware common law also imposes a solvency requirement in connection with the payment of dividends.

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of common stock will be entitled to the payment of dividends on the common stock when, as and if declared by our board of directors in accordance with applicable law.

Voting Rights

Holders of common stock will be entitled to one vote for each share held as of the record date for determining stockholders entitled to vote on such matters, except as otherwise required by law.

Right to Receive Liquidation Distributions

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, the funds and assets of the Company that may be legally distributed to the stockholders will be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Matters

All outstanding shares of the common stock will be fully paid and nonassessable. The common stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Trading Symbols and Market

Our common stock is listed on Nasdaq under the symbol “CLIR.”

Description of Preferred Stock

Our certificate of incorporation permit us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorize the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, limitations, voting powers, preferences and relative rights of the shares, including the right to convert the shares into shares of our common stock, and to fix the qualifications, limitations and restrictions thereof.

Anti-Takeover Provisions

Certain provisions of Delaware law, the certificate of incorporation, and the bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the board of directors.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, the certificate of incorporation provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, and except as otherwise provided by law, our certificate of incorporation authorizes only a majority of the remaining members of the board of directors (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the board of directors will be permitted to be set only by a resolution of the board of directors. These provisions would prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the board of directors and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our bylaws provide that the our stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. The certificate of incorporation and bylaws further provide that special meetings of the Company’s stockholders may be called only by the chairman of the board of directors, the Chief Executive Officer of the Company or the board of directors pursuant to a resolution adopted by a majority of board of directors, and may not be called by any other person, including the Company’s stockholders.

Section 203 of the DGCL

We have opted out of Section 203 of the DGCL under our certificate of incorporation. As a result, pursuant to our certificate of incorporation, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

●	the board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the acquisition is approved by our board of directors, and by the affirmative vote of at least two-thirds vote of the non-interested stockholders in a meeting.

The restrictions described above will apply subject to certain exceptions, including if a stockholder becomes an interested stockholder inadvertently and, as soon as practicable, divests itself of ownership of such shares so that the stockholder ceases to be an interest stockholder, and, within the three (3) year period, that stockholder has not become an interested stockholder but for such inadvertent acquisition of ownership. Generally, a “business combination” or “acquisition” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Our certificate of incorporation provisions that elect to opt out of Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The bylaws provide that the Company’s stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. The bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Certificate of Incorporation Provisions

Amendments to the provisions of the certificate of incorporation related to restrictions on any business combination with any interested stockholder and indemnification of directors and officers of the Company require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of the Company; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, or stockholders to the Company or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, certificate of incorporation or the bylaws, as amended; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The certificate of incorporation further provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against the Company or its directors and officers.

Description of Warrants

We may issue warrants for the purchase of any of our securities, including the securities we are registering. As explained below, each warrant will entitle its holder to purchase the securities subject to the warrant at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with securities. The warrants will be issued pursuant to warrant agreements.

The particular terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the initial offering price;

•	the aggregate number of warrants and the aggregate number of securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each security;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the securities purchasable upon exercise of the warrants.

In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased for each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must read the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We may issue units consisting of common stock, preferred stock, warrants, subscription rights, debt securities or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Subscription Rights” will apply to each unit and, as applicable, to each security included in each unit.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as our agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on Nasdaq or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require the delivery of securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents as designated from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Mitchell Silberberg & Knupp LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements for ClearSign Technologies Corporation as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of BPM CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.clearsign.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on May 28, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on April 4, 2025, May 23, 2025, May 27, 2025 and July 11, 2025; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, OK 74133
(918) 236-6461

Attention: Chief Financial Officer

$50,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 17, 2025

PROSPECTUS

Up to $10,390,000

Common Stock

We have entered into an At The Market Sales Agreement (the “sales agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent” or “Wainwright”), relating to the sale of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,390,000 from time to time through Wainwright acting as our sales agent or principal. In no event will the actual number of shares of common stock offered and sold pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our certificate of incorporation, as amended from time to time (the “certificate of incorporation”).

Sales of common stock, if any, under this prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Wainwright a commission of up to 3.0% of the gross sales price per share of common stock issued by us and sold through it as our sales agent under the sales agreement. In connection with the sale of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We provide more information about our arrangements with the Sales Agent in the section entitled “Plan of Distribution.”

We are a “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements.

Our common stock is traded on Nasdaq under the symbol “CLIR.” On July 16, 2025, the last reported sale price of our common stock was $0.50 per share.

As of the date hereof, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,490,256, which we calculated based on 52,426,282 shares of outstanding common stock as of July 17, 2025, of which 43,137,337 shares were held by non-affiliates, and a price per share of $0.73 which was the closing price of our common stock on May 19, 2025.  We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus and the risk factors incorporated by reference into this prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is            , 2025

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $50,000,000. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $10,390,000, at prices and on terms to be determined by market conditions at the time of the offering in accordance with the sales agreement. The $10,390,000 of shares of our common stock that may be sold under this prospectus are included in the $50,000,000 of securities that may be sold under the registration statement.

We provide information to you about this offering of shares of our common stock in two separate documents: (i) this prospectus, which describes the specific details regarding this offering; and (ii) the base prospectus referred to on the cover page of this prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. You should read both this prospectus and the base prospectus as well as the information contained in the documents incorporated by reference herein and the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our common stock. These documents contain important information that you should consider when making your investment decision. This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus or any document incorporated by reference herein filed prior to the date of this prospectus, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Sales Agent has not, authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the SEC. We have not, and the Sales Agent has not, authorized anyone to provide you with different information.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus that we have authorized for use in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise stated or the context otherwise requires, the terms “ClearSign,” “we,” “us,” “our” and the “Company” refer to ClearSign Technologies Corporation and its subsidiary, ClearSign Asia Limited.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●         our limited cash, history of losses, and our expectation that we will continue to experience operating losses and negative cash flows in the near future;

●         our ability to successfully develop and implement our technologies and achieve profitability;

●         our limited operating history;

●         our ability to maintain the listing of our common stock on Nasdaq;

●         changes in government regulations that could substantially reduce, or even eliminate, the need for our technology;

●         emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●         customer demand for the products and services we develop;

●         the impact of competitive or alternative products, technologies, and pricing;

●        our ability to manufacture any products we design;

●         general economic conditions and events and the impact they may have on us and our potential customers;

●        the impact of global supply-chain constraints and the threat of, or implementation of, tariffs on imported or exported goods and materials may adversely affect our commercialization efforts and business operations;

●         our revenue has been highly concentrated among a small number or customers, and our results of operations could be harmed if we lose a key revenue source and fail to replace it;

●         the impact of a cybersecurity incident or other technology disruption;

●         our ability to protect our intellectual property;

●         our ability to obtain adequate financing in the future;

●         our ability to retain and hire personnel with the experience and talent to develop our products and business;

●         our success at managing the risks involved in the foregoing items; and

●         the use of proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors,” in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference into this prospectus in their entirety, as may be updated or superseded by the risks and uncertainties described under similar headings in other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page S-9 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

We design and develop technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial combustion systems, including emission and operational performance, energy efficiency, and overall cost-effectiveness. We believe that our patented ClearSign Core™ technology can enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production, midstream gas processing and transportation, and down-stream refining), institutional, commercial and industrial boiler, chemical, and petrochemical industries. Our ClearSign CoreTM technology, which is our primary technology, uses either a porous ceramic structure or metal flame holder device held at a distance from the injection planes of a burner to significantly reduce flame length and achieve low emissions without the need for external flue gas recirculation, selective catalytic reduction, or high excess air systems. To date, our operations have been funded primarily through sales of our equity securities.

Our combustion technology has been successfully deployed in commercial projects such as down-stream refining and upstream oil production. These applications include our process burner, flaring and boiler burner technologies. Both our process burner and boiler burner technology can operate in high-intensity industrial burner applications at sites that are required to meet low air pollutant emissions.

We believe that combustion equipment utilizing ClearSign CoreTM technology is more effective and cost-efficient than current industry-standard air pollution control technologies and can reduce nitrogen oxide (“NOx”) emissions down to the levels required by new stringent emission regulations. NOx is a regulated greenhouse gas pollutant comprised of nitrogen oxide and nitrogen dioxide. These current industry-standard air pollution control technologies include selective catalytic reduction devices (“SCRs”), low- and ultra-low NOx burners, external flue gas recirculation systems and other similar technologies. Such air pollution control systems are widely used in places within our current target markets such as petroleum refining and petrochemical process heaters, large-scale once through steam generators (“OTSGs”), enclosed flares, institutional commercial and industrial boilers and other similar equipment. We believe that our ClearSign CoreTM technology can provide value to our customers not only by helping them meet current and possible future legislative mandates to reduce pollutant emissions, but also by improving operating efficiency and increasing overall return on investment.

Based on the operating data we have obtained from our installed products, burners utilizing ClearSign CoreTM technology can provide increased heat transfer efficiency as compared to other emission reducing technologies. This is consistent with the physics of heat transfer and the mechanisms by which the technology functions. The reported increased heat transfer efficiency may potentially result in cost savings in the low to mid-single digit percentage range for burners employing our technology. We believe that these potential costs savings could produce a significantly attractive pay-back period for an investment in ClearSign CoreTM technology-based burners. In addition, because the flame volumes in heaters utilizing ClearSign CoreTM technology are typically small, heaters using our technology are expected to operate at a lower cost, have increased productivity, and require less maintenance and downtime compared to heaters that operate with enlarged flames produced by traditional low NOx burners. The flames in a ClearSign CoreTM system are established from a predominantly premixed stream of fuel, combustion air and flue gasses stabilized on a downstream structure that promotes turbulence and ignition with minimal “bulking up.” In comparison, flames resulting from the traditional legacy process of slow mixing of the fuel and air, and dilutive inert flue gasses have a much larger size. With a lower volume flame in a ClearSign CoreTM system, surfaces in the heater or boiler experience less touching by the flame and it is anticipated that our systems can virtually eliminate flame impingement. Our technology also enables burners to function better in tightly spaced heaters compared to the flames of traditional low NOx burners. Most importantly, using our technology has the potential to decrease process downtime required during installation compared to retrofits utilizing the legacy technology of SCRs or flue gas recirculation systems.

We are also designing and commercializing a range of sensing products called the ClearSign Eye for two potential markets. The primary addressable market is similar to that of our ClearSign CoreTM technology, although not limited to regions requiring emissions reduction. The flame sensing products are applicable to all installed burners that use a pilot for ignition, including in markets and regions beyond those where reducing emissions is a high priority. Like our burner technology, our burner sensing technology is being developed to provide convenient replacement and retrofit solutions for existing equipment as well as for inclusion in newly built equipment.

The secondary potential market for our sensing technology is outside of the typical combustion industry and includes transportation industries. We are collaborating with Narion Corporation to further develop our technology for this industry, which allows us to incur minimal costs while pursuing this market opportunity. While use of this fundamental technology in applications intended for transportation markets is proven, the development and refinement of specific products, obtaining the certifications required for commercial deployment and establishing an efficient manufacturing source and channels to market will take some time, and we cannot assure that these goals will be achieved. We believe that the opportunities for application of our sensing technology in the transportation market are global and of great value, but it will also take longer to commercialize products targeted for this market for the reasons stated above.

Overall, our sensing technologies could provide future diversification as well as the opportunity for continued business expansion and growth beyond the maturation of our combustion-related businesses.

Our Industry

The combustion and emissions control systems markets are significant, both with respect to the wide array of industries in which the systems are used and the amount of capital spent installing and upgrading the systems. Combustion systems are used to provide heat for many different industrial and commercial processes, including boilers, petrochemical process heaters, and waste disposal systems. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of combustion systems are continually installing, maintaining, and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our ClearSign Core™ technology, to date we have limited the introduction of this technology to petroleum refining process heaters, energy infrastructure process heaters, boilers for steam and hot water generation, boilers for building heating systems, and enclosed flares. We have initially targeted these markets for various reasons, such as, but not limited to: (i) environmental regulations imposed on these markets, (ii) total available market size, (iii) this technology being the most readily adapted to the needs of these industries and (iv) management experience and expertise.

Our initial target markets center on the energy sector, including downstream oil refineries through the use of process heaters and boilers as well as upstream crude oil production through the use of OTSGs and wellhead enclosed flares. We believe operators in our domestic target markets are under pressure to meet current and proposed federal, state and local pollution emissions standards. The standards applicable to our target markets have been developed over the past 50 years with broad political input. Due to the localized effects of poor air quality, we expect these standards to continue to become more stringent regardless of political leadership. As an illustration, air pollution emission standards are most stringent in the states of California and Texas, which historically have had leadership from different political parties. We believe this to be the case in the U.S. and worldwide in most major developed and developing countries. As a result, these standards are a significant driver for our development and sales efforts. We believe that our ClearSign CoreTM technology can provide a unique, cost-effective pollution control solution for operators in comparison to known competing products.

Recent Developments

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 1, 2025, we received a letter (the “Notice”) from Nasdaq’s Listing Qualifications Staff (the “Staff”) indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days beginning on February 18, 2025, and ending on March 31, 2025, we no longer meet the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a period of 180 calendar days, or until September 29, 2025, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, the closing bid price of our common stock must be at least $1 per share for a minimum of ten consecutive business days during this 180 day period. In the event that we do not regain compliance within this 180 day period, we may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that we will not be able to cure the deficiency, or if we are not otherwise eligible, Nasdaq will provide notice to us that our common stock will be subject to delisting.

The Notice does not result in the immediate delisting of our common stock from Nasdaq. We intend to monitor the closing bid price of our common stock and consider its available options in the event that the closing bid price of our common stock remains below $1 per share.

ATM Program Termination

Effective as of July 12, 2025, we terminated our At-the-Market Sales Agreement, dated as of December 23, 2020 (the “Virtu Sales Agreement”), with Virtu Americas LLC. At the time of termination, we had sold 1,594,285 shares of our common stock under the Virtu Sales Agreement for aggregate gross proceeds of approximately $6,122,650.

Corporate Information

We were incorporated in the State of Washington on January 23, 2008. Effective June 14, 2023, we changed our domicile from the State of Washington to the State of Delaware by means of a plan of conversion. The address of our corporate headquarters is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133 and our telephone number is (918) 236-6461. Our website can be accessed at www.clearsign.com. We currently operate in the United States.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We are a “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements.

The Offering

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $10,390,000 pursuant to the sales agreement and this prospectus. In no event will the actual number of shares of common stock offered and sold pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our certificate of incorporation.

Manner of Offering	“At the market offering,” as such term is defined in Rule 415 under the Securities Act, and in accordance with the terms of the sales agreement. See “Plan of Distribution.”

Common Stock to be Outstanding Immediately Following this Offering

Up to 72,216,758 of our common stock, assuming sales of 19,790,476 shares of common stock at a price of $0.525 per share, which was the closing price of our common stock on Nasdaq on July 15, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital, research and development, marketing and sales, and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus and the risk factors incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	“CLIR”

The number of shares of common stock to be outstanding after this offering is based on 52,426,282 shares outstanding as of July 17, 2025, and excludes:

●	Approximately 1,255,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	Approximately 2,397,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.03 per share;

●	Approximately 491,000 shares issuable upon the exercise of outstanding stock options granted outside of our Equity Incentive Plans (as defined below) at a weighted average exercise price of $1.53 per share;

●	Approximately 1,514,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”);

●	Approximately 278,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2013 Consultant Stock Plan (the “Consultant Plan,” together with the ClearSign Technologies Corporation 2011 Equity Incentive Plan and the 2021 Plan, the “Equity Incentive Plans”);

●	5,267,222 shares of our common stock issuable upon exercise of the warrants issued, or reserved for future issuance, in connection with an underwritten public offering at an exercise price of $1.05 per share;

●	425,109 shares of our common stock issuable upon exercise of underwriter warrants issued to Public Ventures, LLC (“Public Ventures”) in connection with an underwritten public offering at an exercise price of $1.1375 per share;

●	15,147,606 shares of common stock issuable upon exercise of certain redeemable warrants outstanding at an exercise of $1.05 per share;

●	2,795,395 shares of common stock issuable upon exercise of certain pre-funded warrants outstanding at an exercise of $0.0001 per share; and

●	432,432 shares of common stock issuable upon exercise of placement agent warrants issued to Public Ventures as placement agent at an exercise of $1.1375 per share.

Except as otherwise indicated, the information in this prospectus assumes no exercise of any outstanding warrants or options described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly reports on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and in our filings with the SEC that are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference.” If any of these risks or uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose all or part of the value of your investment.

Risks Related to this Offering

Depending on the offering price of the shares of common stock sold pursuant to the sales agreement, we may not have sufficient authorized shares to sell all of the shares of common stock under the sales agreement.

Our ability to raise capital through equity financings may also be limited by the number of shares of common stock authorized for issuance under our certificate of incorporation, which is currently 87,500,000 shares. Of the currently authorized shares of common stock, only approximately 5.0 million are unreserved and available for issuance pursuant to this offering. Depending on the offering price of the shares of common stock sold pursuant to the sales agreement, we may not have sufficient authorized shares to sell all of the shares of common stock under the sales agreement. For example, based on an assumed offering price of $0.525 per share, the last reported sale price of our common stock on Nasdaq on July 15, 2025, we would need to seek stockholder approval to amend our certificate of incorporation to increase the number of shares of common stock authorized for issuance to sell all of the shares pursuant to the sales agreement. Any such amendment would require the approval of the holders of a majority of the shares of common stock entitled to vote. If we seek such stockholder approval, there will be no guarantee that our stockholders will approve an increase in the number of shares of common stock authorized for issuance under our certificate of incorporation or the timing of any such increase.

Our ability to utilize our common stock to finance future capital needs, or for other purposes, is limited by the number of authorized shares of common stock currently available for issuance.

As of the date of this prospectus, we had authority to issue a total of 87,500,000 shares of common stock, of which 52,426,282 shares of common stock have been issued and approximately 30,000,000 shares of common stock are reserved for issuance in connection with certain securities issued under our Equity Incentive Plans and other outstanding securities, including stock options and warrants.

We have historically financed our operations primarily through issuances of equity securities. With the limited shares of common stock presently available for issuance, our ability to secure additional financing through the sale of common stock, to the extent needed, is limited. Absent an increase in the shares of common stock authorized to be issued under our certificate of incorporation, we will be limited to other financing structures in the event additional financing is required. Such alternative structures may be less favorable or unavailable in which case we may be forced to forego opportunities or required to downsize operations due to lack of funding.

The actual number of shares of common stock we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to request the Sales Agent to sell on our behalf shares of common stock at any time throughout the term of the sales agreement, and the Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares. The number of shares that are sold by the Sales Agent after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because the price per share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares of common stock that will ultimately be issued by us under the sales agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-11 of this prospectus for a description of our proposed use of proceeds from this offering.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. For illustrative purposes, assuming that an aggregate of 19,790,476 shares of our common stock are sold at a price of $0.525 per share, the last reported sale price of our common stock on Nasdaq on July 15, 2025, for aggregate gross proceeds of approximately $10,390,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $0.233 per share, representing the difference between our net tangible book value per share as of March 31, 2025, and our pro forma net tangible book value per share after giving effect to this offering at the assumed offering price. The future exercise of warrants for shares of our common stock following the date of this prospectus may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering and there is no maximum sales price per share. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Use of Proceeds

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $10,390,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares or fully utilize the sales agreement with Wainwright as a source of financing. Because there is no minimum offering amount required as a condition of this offering, the net proceeds to us, if any, are not determinable at this time.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

Pending their use, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

Dividend Policy

We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Dilution

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share paid by the purchaser in this offering and our pro forma net tangible book value per share immediately after this offering.

Our historical net tangible book value as of March 31, 2025 was approximately $11.2 million, or $0.214 per share of common stock. We calculate net tangible book value per share by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2025.

After giving effect to the offering of approximately $10,390,000 of our common stock at an assumed offering price of $0.525 per share, the last reported sale price of our common stock on Nasdaq on July 15, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma net tangible book value as of March 31, 2025 is approximately $21.1 million. This represents an immediate increase in net tangible book value of $0.078 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.233 per share of common stock to purchasers of common stock in this offering.

The following table illustrates this per share dilution:

Assumed offering price per share		$0.525
Net tangible book value per share as of March 31, 2025	$0.214
Increase in net tangible book value per share attributable to this offering	$0.078
Pro forma net tangible book value per share as of March 31, 2025, after giving effect to this offering		$0.292
Dilution per share to new investors purchasing shares in this offering		$0.233

The foregoing discussion and table illustrates the dilution in net tangible book value per share to new investors as of March 31, 2025, and assumes for illustrative purposes that an aggregate of 19,790,476 shares of our common stock are offered during the term of the sales agreement at a price of $0.525 per share, the last reported sale price of our common stock on Nasdaq on July 15, 2025, for aggregate gross proceeds of approximately $10,390,000. The foregoing table illustrates this calculation on a per share basis. The dilution information discussed above is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.525 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $10,390,000 is sold at that price, would result in a pro forma net tangible book value per share after the offering of $0.321 per share and would increase the dilution in net tangible book value per share to new investors in this offering by $0.454 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.525 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $10,390,000 is sold at that price, would result in a pro forma net tangible book value per share after the offering of $0.234 per share and would decrease the dilution in net tangible book value per share to new investors in this offering by $0.041 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only. We will not offer and sell shares in excess of any amount that would cause the number of our outstanding shares to exceed the number of shares then authorized to be issued under our certificate of incorporation.

The above discussion and table are based on 52,422,532 shares of our common stock issued and outstanding as of March 31, 2025, except as described, and excludes, as of such date:

●	Approximately 987,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	Approximately 2,397,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.03 per share;

●	Approximately 491,000 shares issuable upon the exercise of outstanding stock options granted outside of our Equity Incentive Plans at a weighted average exercise price of $1.53 per share;

●	Approximately 1,782,000 shares reserved for future issuances under the 2021 Plan;

●	Approximately 281,000 shares reserved for future issuances under the Consultant Plan;

●	5,267,222 shares of our common stock issuable upon exercise of the warrants issued, or reserved for future issuance, in connection with an underwritten public offering at an exercise price of $1.05 per share;

●	425,109 shares of our common stock issuable upon exercise of underwriter warrants issued to Public Ventures in connection with an underwritten public offering at an exercise price of $1.1375 per share;

●	15,147,606 shares of common stock issuable upon exercise of certain redeemable warrants outstanding at an exercise of $1.05 per share;

●	2,795,395 shares of common stock issuable upon exercise of certain pre-funded warrants outstanding at an exercise of $0.0001 per share; and

●	432,432 shares of common stock issuable upon exercise of placement agent warrants issued to Public Ventures as placement agent at an exercise of $1.1375 per share.

The discussion and table above assume no exercise of outstanding warrants. To the extent that warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into the sales agreement, dated as of July 17, 2025, with Wainwright as sales agent, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $10,390,000 from time to time through Wainwright acting as our sales agent. In no event will the actual number of shares of common stock offered and sold by us pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our certificate of incorporation.

The sales agreement provides that sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the sales agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day, or such other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for reasonable fees and expenses of Wainwright’s counsel in an amount up to $50,000. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount of up to a maximum of $3,500 per due diligence update session conducted in connection with each Representation Date (as defined in the sales agreement). We will report at least quarterly the number of shares of our common stock sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to this prospectus will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus or termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

The transfer agent and registrar for our common stock is VStock Transfer, LLC, and its address is 18 Lafayette Place, Woodmere, NY 11598.

Our common stock is listed on Nasdaq under the symbol “CLIR.”

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the Sales Agent in connection with this offering.

Experts

The consolidated financial statements for ClearSign Technologies Corporation as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of BPM CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on May 28, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on April 4, 2025, May 23, 2025, May 27, 2025 and July 11, 2025; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, OK 74133
(918) 236-6461

Attention: Chief Financial Officer

Where You Can Find MORE Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through our website, www.clearsign.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC with respect to the common stock offered under this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities we are offering, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete documents, as applicable, to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website or our website.

We also maintain a website at www.clearsign.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.

Up to $10,390,000

Common Stock

PROSPECTUS

H.C. Wainwright & Co.

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee and FINRA filing fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$7,655
FINRA filing fee	$8,000
Transfer agent’s fees and expenses	$-	(1)
Legal fees and expenses	$-	(1)
Miscellaneous fees and expenses	$-	(1)
Total	$-	(1)

(1)	These fees will be dependent on the type of securities offered and the number of offerings, and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Officers and Directors.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”), our certificate of incorporation, as amended (the “certificate of incorporation”), and our bylaws.

As permitted by Section 102 of the DGCL, the our certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our officers and directors for a breach of their fiduciary duty as a director and/or officer, as applicable. For example, the fiduciary duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The certificate of incorporation will also authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, the bylaws will provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights provided in the bylaws are not exclusive.

The certificate of incorporation and bylaws provide for the indemnification provisions described above. We have entered into, and we intend to continue to enter into, separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally requires us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally requires us to advance any expenses incurred by our directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

We have purchased and currently maintain insurance on behalf of each and every person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits.

Exhibit No.	Description of Document
1.1**	Form of Underwriting Agreement.
1.2*	At the Market Offering Agreement, dated July 17, 2025, by and between the Registrant and H.C. Wainwright & Co., LLC.
3.1	Certificate of Incorporation of ClearSign Technologies Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2023).
3.2	Certificate of Amendment, as filed with the Secretary of the State of Delaware on June 26, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 26, 2024).
3.3	Bylaws of ClearSign Technologies Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2023).
3.4	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on June 14, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2023).
3.5	Articles of Conversion, as filed with the Secretary of State of the State of Washington on June 14, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2023).
4.1*	Form of Indenture for Debt Securities.
4.2**	Form of Debt Securities.
4.3**	Form of Warrant.
4.4**	Form of Unit Agreement.
4.5**	Form of Subscription Rights Agreement.
4.6**	Form of Preferred Stock Certificate.
5.1*	Opinion of Mitchell Silberberg & Knupp LLP.
23.1*	Consent of BPM CPA LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1 to the Registration Statement).
24.1*	Power of Attorney (included in signature page to the Registration Statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture
107*	Filing Fee Table

* Filed herewith.

**  To be filed by amendment or by a Current Report on Form 8-K.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 17, 2025.

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Colin James Deller, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Colin James Deller and Brent Hinds as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: July 17, 2025	/s/ Colin James Deller
Colin James Deller
Chief Executive Officer
(Principal Executive Officer)

Dated: July 17, 2025	/s/ Brent Hinds
Brent Hinds
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: July 17, 2025	/s/ Louis J. Basenese
Louis J. Basenese, Director

Dated: July 17, 2025	/s/ Anthony DiGiandomenico
Anthony DiGiandomenico, Director

Dated: July 17, 2025	/s/ Catharine M. de Lacy
Catharine M. de Lacy, Director

Dated: July 17, 2025	/s/ David M. Maley
David M. Maley, Director

Dated: July 17, 2025	/s/ Judith S. Schrecker
Judith S. Schrecker, Director

Dated: July 17, 2025	/s/ G. Todd Silva
G. Todd Silva, Director